EXHIBIT 10.1

                             COLLABORATION AGREEMENT

This Agreement is made by and between Istituto Superiore di Sanita, Roma, Viale Regina Elena 299, Roma 00161, ITALY ("ISS") and GenoMed, Inc., 909 S. Taylor Ave., St. Louis, MO 63110, U.S.A. ("GenoMed"), effective as of May 1, 2004, as follows:

1.   COLLABORATION.

GenoMed and ISS wish to collaborate on developing angiotensin II type 1 receptor blockers (ARB) as an effective treatment for Avian Influenza type A, (the "Collaboration"), as more fully described in the collaboration plan attached to this Agreement as Appendix A and incorporated herein (the "Collaboration Plan").

2.   CONFIDENTIALITY AND NON-USE OBLIGATIONS.

CONFIDENTIAL INFORMATION. During the course of the Collaboration, GenoMed and ISS may each disclose confidential and/or proprietary information, including but not limited to each party's Materials, other proprietary materials and technologies, economic information, business or research strategies, trade
secrets  and  material   embodiments   thereof   (each   party's   "Confidential
Information"), to the other solely for the purpose of carrying out the Collaboration.

CONFIDENTIALITY AND NON-USE. For a period of five (5) years from the expiration or termination of this Agreement, whichever occurs first, the recipient shall maintain the disclosing party's Confidential Information in confidence. The recipient shall use the disclosing party's Confidential Information solely for its performance of the Collaboration, unless otherwise mutually agreed in writing.

EXCLUSIONS. The recipient's obligations of confidentiality and non-use shall not apply to any information that, (i) is shown by contemporaneous documentation of the recipient to have been in its rightful possession prior to receipt from the disclosing party; (ii) is or becomes, through no fault of the recipient, publicly known; (iii) is furnished to the recipient by a third party without breach of a duty to the disclosing party; (iv) is independently developed by the recipient without access to the disclosing party's Confidential information; or
(v) such disclosure is required by applicable law, provided that the disclosing party has received advance notice of the proposed disclosure by the recipient.

3.   DISCLOSURE AND OWNERSHIP OF INVENTIONS.

INVENTION DISCLOSURES. GenoMed and ISS acknowledge that the conduct of the Collaboration may result in patentable inventions ("Inventions"). Promptly following any development in the course of the Collaboration that could reasonably be expected to give rise to an Invention, the party making such development shall provide the other party with notice and a full written description of such development (an "Invention Disclosure"). The party providing an Invention Disclosure shall also provide the other party any additional information reasonably requested by the other party with respect thereto.

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4.   OWNERSHIP AND ASSIGNMENT OF INVENTIONS.

GENOMED INVENTIONS. For purposes of this Agreement, the term "GenoMed Invention" shall mean any invention or discovery arising out of the Collaboration which relates solely to the GenoMed Confidential Information, the GenoMed Materials or their use. GenoMed shall own all right, title and interest in and to any and all GenoMed Inventions, without regard to inventorship, and ISS shall take all actions requested by GenoMed, including executing documents of assignment, to vest title to all GenoMed Inventions (including all intellectual property rights therein) with GenoMed.

ISS INVENTIONS. For purposes of this Agreement, the term "ISS Invention" shall mean any invention or discovery arising out of the Collaboration which relates solely to the ISS Confidential Information, the ISS Materials or their use. ISS shall own all right, title and interest in and to any and all ISS Inventions, without regard to inventorship, and GenoMed shall take all actions requested by ISS, including executing documents of assignment, to vest title to all ISS Inventions (including all intellectual property rights therein) with ISS.

JOINT INVENTIONS. For purposes of this Agreement, the term "Joint Invention" shall mean any invention or discovery arising out of the Collaboration which relate to Confidential Information, and Materials of both parties or their use. The parties shall jointly own all right, title and interest in and to any and all Joint Inventions, without regard to inventorship, and each party shall take all necessary actions, including executing documents of assignment, to vest title to all Joint Inventions (including all intellectual property rights therein) with both parties.

5.   PATENT RIGHTS.

SOLELY OWNED INVENTIONS. Each party shall have the sole right to file, prosecute, maintain, enforce and defend patent applications and patents with respect to any Inventions owned solely by it, at its sole expense, and shall be entitled to retain all amounts recovered from third parties in connection with enforcing or defending any such patents.

JOINTLY OWNED INVENTIONS AND COMBINED MATERIALS. Unless otherwise agreed, the parties shall jointly file, prosecute, maintain, enforce and defend patent applications and patents with respect to Joint Inventions and the Combined Materials, and shall share equally all expenses and third party recoveries in connection therewith; provided, however, that ISS may, at its election and sole expense and in its name and GenoMed's name jointly, file, prosecute and maintain patent applications and patents covering any Joint Invention during the Option Term (as defined in Article 6) for such Invention.

NO IMPLIED  RIGHTS IN  INTELLECTUAL  PROPERTY.  Except as expressly set forth in
Article 6 below, nothing herein shall be deemed to grant to either GenoMed or ISS any rights under the other party's patents, patent applications, know-how (whether patentable or unpatentable) or other intellectual property rights of the other party.

6.   OPTION TO OBTAIN LICENSE.

GenoMed hereby grants ISS an exclusive option to an exclusive worldwide license, "ISS Option", to Provisional US Patent Application dated February 12, 2004. Inventor David W.

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Moskowitz MD,  entitled "A cure for avian  influenza in birds,  pigs,  and other vertebrate hosts" and to any further patent applications claiming priority from same. Such license shall include the right to sublicense. ISS may exercise its option at any time during the Option Term by delivering to GenoMed written notice of exercise. The "Option Term" shall be a period of one year from the effective date of the Agreement. The terms of the license agreement shall include the following provisions:

     a) GENOMED grants exclusive worldwide rights to the patent to ISS in exchange for:
          i)   patent prosecution expenses
          ii) R&D development plan targeted to validate the efficacy in a statistically significant field trial program
          iii) technology transfer efforts to identify a commercial partner
          iv) 30% of all technology transfer proceeds, after deduction of patent expenses.
     b) patent rights will revert back to GENOMED if after 5 years ISS is unable to commercialize the technology, provided however that
          i) ISS will still have exclusive rights for the Europe, ME Africa Region (EMEA)
          ii) ISS will still pay GENOMED 30% of all technology transfer proceeds from the EMEA region.

7.   DISPUTE RESOLUTION.

If the parties are unable to agree on the financial terms of any such license after having negotiated in good faith for a period of at least six (6) months, then either party may provide its written demand for binding arbitration in accordance with the then prevailing Rules of Conciliation and Arbitration of the International Chamber of Commerce ("ICC"). The arbitration shall be conducted in Rome, Italy, in the Italian language. The arbitration panel shall consist of three arbitrators selected in accordance with the ICC rules.

8.   PUBLICATIONS.

Neither GenoMed nor ISS shall make any public presentation or publication regarding the Collaboration or the results thereof (collectively, a "Publication") without providing the text of the proposed Publication to the other party at least thirty-days (30) days prior to submission thereof to a publisher or any third party and obtaining the written consent of the other to such Publication in the form provided to it. In the case of an oral presentation, the term "text" will refer to an abstract setting forth all material information to be covered by the oral presentation. Within this period, at GenoMed's request, the Publication shall be delayed for a maximum of sixty
(60) days from initial disclosure in order to protect the potential patentability of any Invention described therein. In no event shall either party disclose any Confidential Information of the other party in any Publication. The parties shall, in any Publication, consider joint authorship and acknowledge the contributions and publications of the other as scientifically appropriate.

9.   REPRESENTATIONS AND WARRANTIES.

Each party represents and warrants to the other party as follows:

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     a)   Such party has full power and  authority  to execute and deliver  this
          Agreement and to perform its obligations hereunder. The execution, delivery and performance by such party of this Agreement has been duly and validly authorized, and no additional authorization or consent is required in connection with the execution, delivery and performance by such party of this Agreement.

     b) This Agreement has been duly executed and delivered by such party and constitutes a valid and legally binding obligation of such party, enforceable in accordance with its terms.

     c) All employees or consultants of such party who will be involved in the Collaboration are and shall be bound by an obligation to assign all Inventions made in the course of the Collaboration to such party, and to cooperate with such party in connection with patenting any such Inventions. Such party will not permit persons not bound by such obligations to work on the Collaboration.

     d) Such party shall use all Materials received from the other party in compliance with all applicable laws and regulations, including, where applicable, those relating to the treatment of laboratory animals and NIH or EMEA guidelines pertaining to biological materials, and shall not use any such Materials in humans.

10.  NOTICES.

Routine notices of conditions or situations affecting the Collaboration will be given in writing between the Principal Investigators of each party. All other notices will be given in writing and delivered by mail or facsimile to the parties as follows:

     a)   TO ISS:

          DR. MARIA TOLLIS
          Istituto Superiore di Sanita
          Viale Regina Elena 299
          00161, Roma, Italy
          Fax: + 39-06-4938-7077

     b)   TO GENOMED:

          DR. DAVID MOSKOWITZ
          GenoMed, Inc.,
          909 S. Taylor Ave.,
          63110, St. Louis, MO, USA
          Fax: +1 314-754-9772

11.  NO WARRANTY.

EACH PARTY'S MATERIALS ARE PROVIDED WITHOUT WARRANTY OF ANY SORT, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF

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MERCHANTABILITY  AND FITNESS  FOR A  PARTICULAR  PURPOSE OR ANY OTHER  WARRANTY.
Without limiting the generality of the foregoing, neither party makes any representation or warranty that the use of the Materials will not infringe any patent or other intellectual property right.

12.  TERM; TERMINATION.

The term of this Agreement (the "Term") shall begin on the date hereof and end forty-two (42) months thereafter, unless extended by mutual written consent. Either party may terminate this Agreement in the event of a material breach of this Agreement by the other party if said breach has not been not cured within thirty (30) days following the breaching party's receipt of a notice describing such breach. ISS may terminate this Agreement in the event of adverse, negative of statistically insignificant results in the Field Studies Program. Upon termination or expiration of this Agreement, unless otherwise mutually agreed, both parties shall destroy all Data, except that each party may retain one (1) copy of the Data in its legal archives for the sole purpose of monitoring its obligations hereunder.

13.  SURVIVAL.

The provisions of Articles 2, 3, 4, 5, 7 and 11 shall survive termination or expiration of this Agreement.

14.  INDEPENDENT CONTRACTORS; USE OF NAMES.

The parties shall perform this Agreement in the capacity of independent contractors. Neither party, nor their respective employees, consultants or representatives, shall be considered employees, partners, or agents of the other party. No use of the name, trade name, trademark or logo of either party (the "Named Party"), its Affiliates or any of their respective Employees, or any of the constituent parts thereof, may be made by the other party in any form of publicity, promotion, news release or disclosure, or is connection with the sale of products, processes, devices, or designs, without the prior written approval of the Named Party. At least twenty (20) business days' notice is required for written approval. Neither party may make any representations or commitments on the other party's behalf without the named party's prior written consent.

15.  ASSIGNMENT.

This, Agreement may not be assigned or transferred without the prior written consent of both parties, which consent shall not be unreasonably withheld; provided, however, upon written notice to ISS, GenoMed may freely assign this Agreement to any person or entity who acquires all or substantially all of its business or assets (or of the business division or product line of such party to which the Collaboration primarily relates).

16.  ENTIRE AGREEMENT; AMENDMENT.

This Agreement is the entire agreement of the parties relating to the subject matter hereof. It may not be amended or modified except in writing signed by both GenoMed and ISS.

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17.  GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with the laws of Italy, without regard to the conflicts of laws provisions thereof.


GENOMED, INC.                               ISTITUTO SUPERIORE DI SANITA



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Dr. David Moskowitz                         Da: Prof Enrico Garaci
Chief Executive Officer                     Presidente
Data:                                       Data:



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                                            E per conoscenza




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                                            Dr. ssa Maria Tollis
                                            Dirigente di Ricerca
                                            Data: